Exhibit 10.2

SERVICE CONTRACT

Between	African Agriculture Inc. (“The Client”)
445 Park Avenue, 9th Floor
New York, NY 10022, USA
86-3812100
Represented by Alan Kessler, CEO

And	FGM International (“The Contractor”)
1 avenue Gustave Eiffel
17400 Saint Jean d’Angély
France
Registered 539 702 555 RCS of Saintes
Represented by Jean-Louis Forgeard-Grignon, Presidency

Hereinafter collectively referred as “The Parties”.

JULY 2021

Preamble

African Agriculture Inc. is developing a 25 000 ha project in St Louis region, Senegal. The company is planning to grow, in its first year, 10 pivots of 50 ha as a pilot farm of alfalfa with the target to increase the production area during the second year to reach 10 000 ha. The current contract aims at assessing project parameters and providing independent advise to secure the first year of alfalfa production. A complimentary long-term technical assistance service with on-site presence may be contacted by the Parties after the performance of the said assessment.

1.	Subject of the contract

1.1.	Providing a assessment of the agronomic potential of the selected area for the development of the project and the growing of alfalfa referred as “The Service”.

2.	Definition

2.1.	The expressions “The Client”, “The Contractor”, “The Parties” and “The service” shall have the meaning here before ascribed.

2.2.	“In writing” shall include any communication sent by letter by or e-mail to the representatives of both parties and “written” shall be construed accordingly.

2.3.	“Site mission” refers to the part of The Service that is performed outside France.

2.4.	For the purpose of this agreement, “Confidential, Information” shall mean any and all information, whether or not expressly marked confidential, belonging to a party and disclosed the other party.

3.	Priority and variation

3.1.

The terms of agreement between the Parties are contained solely in this service contract and all previous undertakings and agreements written or otherwise between the parties relating to the Services hereof are hereby cancelled and declared no effect.

3.2.	Any variation of this contract shall not be made without a written agreement through an addendum signed by The Parties.

4.	General conditions

4.1.	This contract is written in English, which is the authentic language for all matters relating to the meaning or interpretation of this contract.

4.2.

All measurements and calculations shall be in the metric system, which is the authentic system of measurement for all matters relating to the performance of The Service. Any other measurement system is purely indicative.

4.3.	The law applicable in France shall govern this contract, its meanings and interpretation, and the relation established between the parties.

4.4.	For the execution of this contract, the representatives designated by both parties are:

●	For The Contractor: Nicolas Forgeard-Grignon, Deputy CEO,

●	For The Client: Javier Orellana, COO.

4.5.	Each representative may give a written delegation to a person of his choice to represent him for the execution of this contract. This delegation will require approval by The Parties.

5.	Scope of service

5.1.

Activity 1, collection and analysis of available data prior to on-site mobilisation : site location, climatic data, soil quality analysis, list of available infrastructure an equipment, field map and human resources.

5.2.	Activity 2, definition of technical plans

●	Crop husbandry for Alfalfa production from soil preparation to storage: rotation plan, selection of seed and inputs, irrigation, list of activities to be planned,

●	Equipment requirement and specifications: listing and enumeration of the necessary equipment and technical specifications,

●	Bales pads organization for production storage,

●	HR; organizational chart, stall list and job description for key positions,

5.3	Activity 3, site inspection and finalization of technical plans in Senegal with the Client

●	Assessment of the alfalfa adaptability with the natural conditions, estimates of yield potential,

●	Overview of the overall soil quality, requirements for soil preparation and irrigation monitoring,

●	Assessment of water requirements and availability,

●	Review of available equipment set and status, infrastructure functionality,

●	Evaluation of the potential availability of local human resources for the project and capacities,

●	Collection of additional technical and economic data as required,

●	Confirmation of crop husbandry plan and equipment list,

●	Advise on the management organization for improving overall efficiency,

●	Review and validation of the modalities for on-site technial assistance during the season,

6.	Inputs

6.1.	The Contractor will mobilize the human resources herein for performance of The Service:

●	HQ expertise,

●	On-site mission and related expertise,

6.2.	The Contractor will mobilize the logistic and technical resources herein for performance of The Service:

●	Round-trip Paris (France) / Dakar (Sénégal)

6.3.	For the avoidance of doubt, the Parties acknowledge and agree that the inputs set out in above clause 6 are included in the Contract Price.

7.	Deliverables

7.1.	Technical plans report: crop husbandry plan, equipment list, HR list, payroll and job descriptions.

7.2.	Site inspection report.

8.	Place of delivery

8.1.	France and Sénégal.

9.	Entry into force, duration and Suspension

9.1.	This contract shall enter into force upon to the signature of this engagement by The Parties and receipt of the advance payment and latest on July 20, 2021.

9.2.	The contract shall remain in full force and effect until the completion of the Services.

9.3.	Services will begin within a maximum of ten (10) days after signature and reception of first payment as decribed in Clause 18.

9.4.	The total duration of the period for delivering The Service is 1.5 months for organizational purposes from receiving first payment.

9.5.

The Contractor reserves the right to suspend the contract should he considers that all required conditions of security and safety for the proper completion of The Services are not met or if the Contractor’s team health and safety is endangered during the delivery of Services.

10.	Termination by The Client

10.1.	The Client may terminate the Contract after giving thirty (30) days written notice to the Contractor in any of the following cases:

●	If, as a result of force majeure, the Contractor is unable to perform a substantial part of the services for a period of at least thirty (30) days,

●	If the Contractor does not fulfill one or more of its obligations as described in Clause 14,

10.2.	Termination will be effective if the Contractor fails to remedy within the notice period.

10.3.	The payment of The Services remains due pro rata temporis. Advance payment is not refundable. No other penalties are applicable.

11.	Termination by the Contractor

11.1.	The Contractor may terminate the Contract after giving a thirty (30) days written notice to the Client in any of the following cases:

●	If, as a result of force majeure, the Contractor is unable to perform a substantial part of The Service for a period of at least thirty (30) days,

●	If the Client does not fulfill one or more of its obligations as described in Clause 13,

11.2.

The contractor may terminate the Contract without notice if the Client does not pay the amounts due to the Contractor within fifteen (15) days after the date the payment is due according to Clause 18.1.

11.3.	The payment of The Services remains due pro rata temporis. Advance payment is not refundable. No other penalties are applicable.

12.	Force Majeure

12.1.	For the purpose of this contract, force majeure means any event beyond the control of a Party and which makes impossible a Party to perform its obligations.

13.	Obligations of The Client

13.1.	The Client certifies that no agreement has been concluded with any other company for delivering similar services during the contract period.

13.2.

The Client shall not solicit nor recruit any individual that has been employed or sub-contracted by The Contractor for the performance of The Service. This clause is effective upon the signature of the present contract by The Parties and remains valid until (a) a written agreement of The Contractor or (b) two (2) years after the completion of The Service.

13.3.	The Client is responsible for ensuring the security and personal safety of The Contractor’s staff during site missions.

13.4.	A Client representative will accompany the experts of the Contractor during site missions.

13.5.	The Client will provide the Contractor with invitation letters in order to request travel visa from the relevant Embassy in Paris for the Contractor’s experts involved in site mission.

13.6.	The Client will bear costs of accommodation, organize airport pickup and provide a 4-wheel drive car with driver for the Contractor’s experts during site mission.

14.	Obligations of The Contractor

14.1.	The Contractor will be responsible for the organization, supervision and the delivery of The Service.

14.2.	The contractor remains bound by its contractual obligations and is solely responsible for the performance of this contract.

14.3.

The Contractor will endeavor to provide at all times the best independent advisory, according to highest accepted standards and will advise immediately The Client of any fact brought to his knowledge that may affect the interest of the latter.

14.4.	The Contractor will prevent himself and his experts at all times from entering into any conflict of interest with suppliers or other service providers.

14.5.	The Contractor will ensure at all times that its experts are abiding with all rules and laws applicable in the country of the site mission.

15.	Confidentiality

15.1.

The parties shall keep confidential and shall not disclose to any third party, nor use for any purpose except for the purposes of this Contract, any Confidential Information. The Parties acknowledges and agrees that any unauthorized disclosure or use of the Confidential Information, may cause damage to the other party, which may not be adequately compensated by monetary damages. In the event of any such unauthorized disclosure or use of the Confidential Information, the aggrieved party may seek any temporary or permanent injunctive relief or any other relief necessary to prevent such disclosure or use, or threat of disclosure or use.

15.2.

Upon the termination or expiration of this Contract or upon the request of the Client, the Contractor shall promptly return to the Client all Confidential Information of the Client which are in the custody of the Contractor. Electronic documents shall be deleted.

15.3.	The confidentiality obligations set out in this clause shall continue for a period of two (2) years after the termination of this Contract.

16.	Insurance

16.1.

The Contractor warrants that it is covered by professional liability insurance for damage caused by its experts to the Client in the provision of its services and for a maximum amount equivalent to the amount of this contract.

17.	Contract Price

17.1.	The total price for services described in Article 5 is amounting to 14 500 € (fourteen thousand five hundred euros) net payable to the Contractor.

17.2.	The agreed price is free of any banking charges, taxes, levies or fees that may apply and are sole responsibility of the Client.

18.	Payment conditions

18.1.	Payments will be made within 15 days upon presentation of relevant: Contractor’s invoice established as follows:

●	First payment (50% of the total amount) of 7 250 € (seven thousand two hundred fifty euros) upon the signature of the contract, prior to mobilization,

●	Final payment (50% of the total amount) of 7 250 € (seven thousand two hundred fifty euros) upon delivery of site inspection report,

18.2.	Payments will be made to the account of FGM International at its bank in France. Banking information will be provided with the invoice.

18.3.

If any invoiced amount is not received by the Client by the due date, then without limiting Client’s rights or remedies, those charges may generate default interest at the rate of 8% of the outstanding balance per year or the maximum rate permitted by law, whichever is lower.

19.	Settlement of disputes

19.1.

All disputes concerning the existence, validity, interpretation and execution of this contract which cannot be settled amicably, shall be submitted to arbitration in accordance with the ICC (International Chamber of Commerce, Paris).

20.	Ownership and reference

20.1.	All written document provided by the Contractor remains the exclusive property of the Contractor until the complete payment of The Service.

20.2.	Written output provided by the Contractor can not be sold to any third party without the written agreement of the Contractor.

20.3.	The Contractor is allowed to disclose the scope of service and place of delivery of the present assignment as a project reference.

20.4.	The Contractor is allowed to disclose The Client name as a client reference.

Date: 14th July 2021

For the Client	For the Contractor

Javier Orellana, COO	Jean-Louis Forgeard-Grignon, President

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